Exhibit 99.1

ADTRAN, Inc. Reports Results for the Fourth Quarter and Full Year 2011 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--January 17, 2012--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the fourth quarter and full year of 2011. For the quarter, sales increased to $175,286,000 compared to $165,329,000 for the fourth quarter of 2010. Net income was $31,163,000 for the quarter compared to $35,960,000 for the fourth quarter of 2010. Earnings per share, assuming dilution, were $0.48 for the quarter compared to $0.56 for the fourth quarter of 2010. For the year, sales increased to a record $717,229,000 compared to $605,674,000 for the year 2010. Net income increased to $138,577,000 for the year compared to $113,989,000 for the year 2010. Earnings per share, assuming dilution, increased to $2.12 for the year compared to $1.78 for the year 2010.

ADTRAN Chief Executive Officer Tom Stanton stated, “Our Company had a solid fourth quarter which contributed to a record year in 2011. Our performance continued to be driven by our core product areas which include Broadband Access, Internetworking and Optical Access. Combined these areas grew 32% for the quarter compared to the same period in 2010. Growth was led by Broadband Access which grew 49% and Internetworking which grew 37% for the quarter. We believe that our strategic areas of focus are well aligned with global market trends and will provide our company long term growth.”

The Company reported that acquisition related expenses, amortizations and adjustments related to the acquisition of Bluesocket, Inc. and the planned acquisition of the NSN Broadband Access business reduced diluted earnings per share by $0.02 for the fourth quarter 2011 and $0.04 for the year 2011.

The Company also reported that stock-based compensation expense reduced diluted earnings per share by $0.04 for the fourth quarter of 2011 compared to a reduction of $0.03 for the fourth quarter of 2010 and reduced diluted earnings per share by $0.12 for the year 2011 compared to $0.11 for the year 2010.

The Company also announced that its Board of Directors declared a cash dividend for the fourth quarter of 2011. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on February 2, 2012. The ex-dividend date is January 31, 2012 and the payment date is February 16, 2012.

The Company confirmed that its fourth quarter conference call will be held Wednesday, January 18, 2012 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at http://streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment, with a portfolio of more than 1,700 solutions. ADTRAN’s products enable voice, data, video, and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2010 and our quarterly report on Form 10Q for the quarter ended September 30, 2011. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet Unaudited (In thousands)

	December 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$42,979	$31,677
Short-term investments	159,347	157,479
Accounts receivable, net	76,130	70,893
Other receivables	9,743	3,962
Income tax receivable, net	-	2,741
Inventory	87,800	74,274
Prepaid expenses	3,119	3,270
Deferred tax assets, net	12,125	10,617
Total Current Assets	391,243	354,913

Property, plant and equipment, net	75,295	73,986
Deferred tax assets, net	7,494	-
Goodwill	4,770	-
Other assets	7,131	1,915
Long-term investments	332,008	261,160

Total Assets	$817,941	$691,974

Liabilities and Stockholders' Equity
Accounts payable	$29,404	$22,785
Unearned revenue	9,965	10,138
Accrued expenses	5,876	4,913
Accrued wages and benefits	13,518	12,125
Income tax payable, net	3,596	-
Total Current Liabilities	62,359	49,961

Deferred tax liabilities, net	-	10,350
Other non-current liabilities	16,951	11,841
Bonds payable	46,500	47,500
Total Liabilities	125,810	119,652

Stockholders' Equity	692,131	572,322

Total Liabilities and Stockholders' Equity	$817,941	$691,974

Consolidated Statements of Income Unaudited (In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Sales	$175,286	$165,329	$717,229	$605,674
Cost of sales	76,066	68,422	302,911	246,811

Gross Profit	99,220	96,907	414,318	358,863

Selling, general and administrative expenses	32,954	29,588	124,879	114,699
Research and development expenses	25,151	22,462	100,301	90,300

Operating Income	41,115	44,857	189,138	153,864

Interest and dividend income	1,813	1,754	7,642	6,557
Interest expense	(603)	(608)	(2,398)	(2,436)
Net realized investment gain	3,333	2,953	12,454	11,008
Other expense, net	(297)	(163)	(694)	(804)

Income before provision for income taxes	45,361	48,793	206,142	168,189

Provision for income taxes	(14,198)	(12,833)	(67,565)	(54,200)

Net Income	$31,163	$35,960	$138,577	$113,989

Weighted average shares outstanding - basic	63,685	63,007	64,145	62,490
Weighted average shares outstanding - diluted (1)	64,586	64,660	65,416	63,879

Earnings per common share - basic	$0.49	$0.57	$2.16	$1.82
Earnings per common share - diluted (1)	$0.48	$0.56	$2.12	$1.78

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Supplemental Information Acquisition Related Expenses, Amortizations and Adjustments Unaudited (In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on December 12, 2011, we announced the planned acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA).  Acquisition related expenses, amortizations and adjustments for the three and twelve months ended December 31, 2011 for both transactions are as follows:

	Three Months Ended December 31, 2011	Twelve Months Ended December 31, 2011
Bluesocket, Inc. acquisition
Acquisition related professional fees and travel expenses	$100	$730
Amortization of acquired intangible assets	297	495
Amortization and adjustments of other acquisition related non-cash items	304	521

Subtotal	$701	$1,746

Planned NSN BBA acquisition
Acquisition related professional fees, travel and other expenses	1,035	2,027

Total acquisition related expenses, amortizations and adjustments	$1,736	$3,773
Tax effect	(658)	(1,434)

Total acquisition related expenses, amortizations and adjustments, net of tax	$1,078	$2,339

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and twelve months ended December 31, 2011:

Revenue (adjustments to deferred revenue recognized in the period)	$207	$362
Cost of goods sold	99	165

Subtotal	$306	$527

Selling, general and administrative expenses	1,133	2,557
Research and development expenses	297	689

Subtotal	$1,430	$3,246

Total acquisition related expenses, amortizations and adjustments	$1,736	$3,773
Tax effect	(658)	(1,434)

Total acquisition related expenses, amortizations and adjustments, net of tax	$1,078	$2,339

Supplemental Information Stock-based Compensation Expense Unaudited (In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Stock-based compensation expense included in cost of sales	$132	$107	$412	$317

Selling, general and administrative expense	1,220	1,215	4,316	3,575
Research and development expense	1,362	1,168	4,441	3,825

Stock-based compensation expense included in operating expenses	2,582	2,383	8,757	7,400

Total stock-based compensation expense	2,714	2,490	9,169	7,717
Tax benefit for expense associated with non-qualified options	(303)	(235)	(1,321)	(650)

Total stock-based compensation expense, net of tax	$2,411	$2,255	$7,848	$7,067

Consolidated Statements of Cash Flows Unaudited (In thousands)

	Twelve Months Ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net income	$138,577	$113,989
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,499	10,545
Amortization of net premium on available-for-sale investments	6,617	4,380
Net realized gain on long-term investments	(12,454)	(11,008)
Net loss on disposal of property, plant and equipment	6	2
Stock-based compensation expense	9,169	7,717
Deferred income taxes	148	(1,324)
Tax benefit from stock option exercises	10,525	4,909
Excess tax benefits from stock-based compensation arrangements	(9,373)	(4,404)
Change in operating assets and liabilities:
Accounts receivable, net	(4,939)	(2,849)
Other receivables	(5,781)	135
Income tax receivable, net	2,741	(2,741)
Inventory	(12,734)	(28,600)
Prepaid expenses and other assets	522	(574)
Accounts payable	6,178	(2,997)
Accrued expenses and other liabilities	6,309	8,626
Income tax payable, net	3,596	(3,017)
Net cash provided by operating activities	150,606	92,789

Cash flows from investing activities:
Purchases of property, plant and equipment	(11,912)	(9,872)
Proceeds from sales and maturities of available-for-sale investments	466,243	275,442
Purchases of available-for-sale investments	(554,629)	(340,489)
Acquisition of business, net of cash acquired	(22,661)	-
Net cash used in investing activities	(122,959)	(74,919)

Cash flows from financing activities:
Proceeds from stock option exercises	34,125	24,942
Purchases of treasury stock	(35,565)	(18,316)
Dividend payments	(23,124)	(22,502)
Payments on long-term debt	(1,000)	(250)
Excess tax benefits from stock-based compensation arrangements	9,373	4,404
Net cash used in financing activities	(16,191)	(11,722)

Net increase in cash and cash equivalents	11,456	6,148
Effect of exchange rate changes	(154)	1,394
Cash and cash equivalents, beginning of period	31,677	24,135

Cash and cash equivalents, end of period	$42,979	$31,677

CONTACT:
ADTRAN, Inc.
Jim Matthews, 256-963-8775
Senior Vice President/CFO
or
Investor Services/Assistance:
Gayle Ellis, 256-963-8220